Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Robert Monson, President and CEO	William Restrepo, Chief Financial Officer
	713-881-2816	713-881-8900

SEITEL, INC. ENTERS INTO MERGER AGREEMENT WITH VALUEACT CAPITAL

Seitel Stockholders to Receive $3.70 per Share

HOUSTON, November 1, 2006 - Seitel, Inc. (OTC Bulletin Board: SELA), a leading provider of seismic data to the oil and gas industry, announced today that it has signed a definitive merger agreement with ValueAct Capital and its affiliates (“ValueAct Capital”). Under the terms of the agreement, each share of Seitel common stock, other than shares held by ValueAct Capital, will be converted into the right to receive $3.70 in cash, without interest. This transaction is valued at approximately $780 million, including the assumption or repayment of approximately $189 million of debt and the anticipated payment of approximately $50 million associated with the early retirement of the company’s senior notes. Currently, ValueAct Capital owns beneficially approximately 39 percent of Seitel’s outstanding common stock on a fully diluted basis.

In September 2005, Seitel’s board of directors formed a special committee to evaluate various strategic financial alternatives. In February 2006, this committee engaged William Blair & Company as its financial advisor. In light of the consolidation underway in the seismic industry, the stockholder’s value created since the company’s emergence from bankruptcy 19 months preceding Blair’s engagement and the lack of opportunity for stockholders to realize that value given the limited trading volume and liquidity in the company’s stock, Blair was instructed to assist in evaluating and considering strategic financial alternatives, including proposals to acquire the company from a wide array of potential strategic and financial acquirers. Blair did so originally from April through July of 2006.

On August 27, 2006, the company received a proposal from ValueAct Capital offering to purchase the shares it did not already own. At that time the board of directors directed the special committee composed of independent directors to evaluate the proposal and to seek competing proposals. From August through October of 2006, Blair solicited additional potential acquirers. Since February, Blair contacted 84 potential acquirers. Thirty-one of those potential acquirers executed confidentiality agreements with the company and reviewed confidential information about the company. Nine of those parties undertook detailed due diligence on Seitel, including spending time in the company’s data room and conducting detailed meetings with management. Over the course of this seven month process, the only definitive proposal that was received by the committee, other than ValueAct Capital’s proposal, was for $2.80 per share. No other potential acquirers, after completing their due diligence, were able to deliver definitive proposals.

The price of $3.70 in cash for each share of Seitel common stock represents a premium of approximately six percent over the closing price of Seitel common stock on the last trading day before ValueAct Capital made its proposal, approximately 48 percent over the closing price 180 days prior to that announcement, and approximately 120 percent over the closing price 360 days prior to the announcement.

On the unanimous recommendation of the special committee comprised entirely of independent directors, the board of directors of Seitel, without Peter Kamin, Gregory Spivy, and Robert Monson participating in the deliberations or the vote, unanimously approved the agreement and recommend that Seitel’s stockholders approve the merger.

William Blair & Company, acting as financial advisor to the special committee, has delivered an opinion to the special committee and the board of directors of Seitel that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of Seitel (other than ValueAct Capital).

Seitel, Inc. Enters into Merger Agreement with ValueAct Capital

November 1, 2006

The transaction is expected to be completed by early 2007, subject to receipt of stockholder approval, including the approval of a majority of the stockholders not affiliated with ValueAct Capital voting at the special meeting, and regulatory approvals, as well as the satisfaction of other customary closing conditions. The obligation of ValueAct Capital to consummate the transaction is conditioned upon the receipt of debt financing. ValueAct Capital expects to finance the transaction through a combination of equity contributed by ValueAct Capital and debt financing that has been committed by Morgan Stanley, Deutsche Bank and UBS, subject to customary conditions.

Although no agreements have yet been entered into with Seitel’s management, it is anticipated that the President and Chief Executive Officer of Seitel, Robert D. Monson, together with certain other members of senior management, will negotiate and enter into agreements to continue their employment with the surviving company after the merger and contribute a portion of their proceeds from the merger to acquire equity in the sole stockholder of Seitel following the merger. The merger is not conditioned upon the effectiveness of any of such agreements.

ABOUT SEITEL

Seitel is a leading provider of seismic data and related geophysical services to the oil and gas industry in North America. Seitel’s products and services are used by oil and gas companies to assist in the exploration for and development and management of oil and gas reserves. Seitel has ownership in an extensive library of proprietary onshore and offshore seismic data that it has accumulated since 1982 and that it offers for license to a wide range of oil and gas companies. Seitel believes that its library of onshore seismic data is one of the largest available for licensing in the United States and Canada. Seitel’s seismic data library includes both onshore and offshore three- dimensional (3D) and two-dimensional (2D) data and offshore multi-component data. Seitel has ownership in over 37,000 square miles of 3D and approximately 1.1 million linear miles of 2D seismic data concentrated primarily in the major North American oil and gas producing regions.

ABOUT VALUEACT CAPITAL

ValueAct Capital with approximately $4.6 billion in investments, seeks to make active strategic-block value investments in a limited number of companies. The principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital. ValueAct Capital concentrates primarily on acquiring significant ownership stakes in publicly traded companies, along with a select number of control investments through open-market purchases and negotiated transactions.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed merger, Seitel will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Seitel’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Seitel, Inc., 10811 South Westview Cir. Dr., Suite 100 Building C, Houston, Texas, 77043, telephone (832) 295-8300, or from Seitel’s website, www.seitel-inc.com.

Seitel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Seitel’s stockholders with respect to the merger. Information about Seitel’s directors and executive officers and their ownership of Seitel common stock is set forth in the proxy statement for Seitel’s 2006 Annual Meeting of Stockholders, which was filed

Seitel, Inc. Enters into Merger Agreement with ValueAct Capital

November 1, 2006

with the SEC on April 7, 2006. Stockholders and investors may obtain additional information regarding the interests of Seitel and its directors and executive officers in the merger, which may be different than those of Seitel’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

The foregoing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are about the consummation of the transaction, including those relating to (i) approval of the transaction, (ii) regulatory approval and (iii) satisfaction of financing conditions and other conditions to the transaction, and are based on Seitel’s current expectations, assumptions and involve certain unknown risks and uncertainties. While Seitel believes its assumptions are reasonable, there are factors that are hard to predict and influenced by conditions that are beyond Seitel’s control. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation to and does not plan to update any such forward –looking statement.

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For additional information, please contact:

Jennifer Tweeton, Seitel Representative, Vollmer Public Relations (713) 970-2100

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